UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On April 20, 2001, the Company and Chronimed Inc. closed the sale of the Company's division known as The Transplant Pharmacy®. The Transplant Pharmacy provides mail order distribution of drugs and transplant patient management services. The sale does not include the inventory and accounts receivable associated with this division, which the Company plans to convert to cash in the several months following the closing of the sale.

Dr. Christophe Bianchi, M.D., President SangStat-Europe and Senior VP Marketing has resigned effective May 1, 2001. Steve Aselage, currently Senior Vice President North American Sales will now assume the responsibility for North American Marketing and Sales. Yann LeCoz, currently Vice President, Marketing and Sales, SangStat Europe will continue to manage the European Sales and Marketing functions and will now report directly to Jean-Jacques Bienaimé, Chairman, President and CEO. Robert Floc'h, VP and General Manager of SangStat Europe will continue in his current role and will also report directly to Jean-Jacques Bienaimé.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits. - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2001

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance